Evolus Reports Third Quarter 2022 Results
and Provides Business Update
•Reported Sales Up 27% to $33.9 Million; Success of 'Switch Your Tox' Promotion Contributes to $3.5 Million Incremental Increase in Deferred Revenue Over Q2 and Understates Strength of Results
•'Switch Your Tox' Drives Record Consumer Rewards Redemptions and New Purchasing Accounts
•Reiterates Full-Year 2022 Net Revenue Guidance at Top End of $143 to $150 Million Range; Lowers Non-GAAP Operating Expense Guidance to Lower Half of Range
•Strong Cash Position of $65.6 Million Expected to Fund Company to Breakeven

NEWPORT BEACH, Calif., Nov. 8, 2022 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the third quarter ended September 30, 2022 and provided a business update.
“This quarter we reported strong top-line growth and continued to gain market share while carefully managing our operating expenses as we advance toward profitability,” said David Moatazedi, President and Chief Executive Officer. “Demand for Jeuveau® remained strong even with anticipated seasonality and the return of summer travel. We remain confident we can achieve the top end of our 2022 sales guidance range of $143 to $150 million equating to a year-over-year growth rate of approximately 50%, which is roughly triple the projected toxin market growth rate.”
Moatazedi continued, “Perhaps the most significant highlight of the third quarter was the highly successful launch of our ‘Switch Your Tox’ promotional campaign. ‘Switch Your Tox’ helped drive an above-market 27% year-over-year growth rate, and when factoring for the above-normal deferred revenue this campaign required, our growth rate would have been even stronger. This campaign also helped generate the largest number of new accounts we have added in three years and drove a record 100,000 consumer redemptions in our loyalty program in the quarter. Importantly, ‘Switch Your Tox’ redemptions will continue through year-end, providing continued momentum into the fourth quarter.”
Third Quarter 2022 Highlights and Recent Developments
•Aided by the recently launched ‘Switch Your Tox’ promotional campaign, the company’s lead sales and marketing metrics demonstrated continued momentum in Evolus’ business during the third quarter.
◦Evolus added 650 new customer accounts in the third quarter, bringing the total base since launch to more than 8,800 purchasing customers with a reorder rate that remains steady at above 70%.1
◦Overall membership in the Evolus Rewards program grew to nearly 450,000 consumers. For the quarter, total redemptions in Evolus Rewards drove a record 100,000 consumers with an equal representation of new and existing users returning for repeat treatments, demonstrating strong loyalty to Jeuveau® and illustrating the power of the program to motivate consumers.
•As previously reported, the company completed patient enrollment in its Phase II “extra strength” Jeuveau® clinical study. A presentation of interim data is planned for early 2023 at one of the largest aesthetics meetings in the world. This study provides Evolus with the opportunity to offer the first multi-strength neurotoxin, giving customers and consumers increased treatment options.

•During the quarter, Evolus launched commercial operations in Great Britain, the single largest market for aesthetic neurotoxins in the European region, and shipped the first customer orders for Nuceiva®. During 2023, the company expects to enter additional countries in Europe and looks forward to broadening its overall geographic presence even further.
Third Quarter 2022 Financial Results
•Total net revenues for the third quarter of 2022 increased 27% to $33.9 million from $26.7 million in the third quarter of 2021 driven almost entirely by higher volumes of Jeuveau®. Compared to the second quarter, the company deferred an additional $3.5 million of revenue in the third quarter largely attributable to the ‘Switch Your Tox’ promotional campaign, which it believes understated the actual strength of its reported results. The company expects the majority of this additional deferred revenue will be realized in the fourth quarter of this year.
•Gross profit margin and adjusted gross profit margin were 58.0% and 60.2%, respectively, both of which were impacted by the higher settlement royalty rates that concluded in mid-September 2022. Adjusted gross profit margin excludes amortization of intangible assets.
•Operating expenses decreased to $51.8 million in the third quarter of 2022 from $58.5 million in the second quarter of 2022.
•Non-GAAP operating expenses decreased to $33.7 million in the third quarter of 2022 from $35.4 million in the second quarter of 2022 primarily due to lower marketing and distribution expenses. Non-GAAP operating expenses exclude product cost of sales, revaluation of the contingent royalty obligation expense, IPR&D expense, stock-based compensation expense, and depreciation and amortization.
•Loss from operations was $17.9 million in the third quarter of 2022 compared to $21.3 million in the second quarter of 2022. Non-GAAP loss from operations in the third quarter of 2022 was $13.3 million compared to $14.1 million in the second quarter of 2022. Non-GAAP loss from operations excludes revaluation of the contingent royalty obligation expense, IPR&D expense, stock-based compensation expense, and depreciation and amortization.
•Cash and cash equivalents at September 30, 2022 were $65.6 million, compared to $84.5 million at June 30, 2022. Cash used during the quarter included inventory payments of $14.2 million to support the growth of the business, and net royalty and interest payments totaling $10.3 million. For the third quarter of 2022, net cash used for operating activities was $17.1 million, which was $3.8 million less than the amount used in the second quarter of 2022, demonstrating the company’s continued commitment to carefully managing operating expenses and keeping it on the path to achieving sustainable positive cash flow. Evolus continues to expect that its existing cash balance will fund current operations through breakeven.
Outlook
•Based on its year-to-date performance and confidence in the resilience of the aesthetic neurotoxin market, the company continues to project full-year 2022 sales at the top end of its guidance range of $143 to $150 million, which includes a minimal contribution from international markets.
•Evolus continues to expect its full-year adjusted gross profit margin to be between 58% and 61% with a fourth quarter rate of 68% to 71% reflecting the settlement royalty rate decrease in September.
•The company now expects full-year non-GAAP operating expenses to be in the lower half of its previous guidance range of $135 to $140 million. Non-GAAP operating expenses exclude product cost of sales, revaluation of the contingent royalty obligation expense, IPR&D expense, stock-based compensation expense, and depreciation and amortization.
Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13733400. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.
About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to the company’s financial outlook for 2022, expectations regarding the company’s cash position and expectations regarding share growth, market conditions, international product launches and our ongoing clinical trial.
The forward-looking statements included herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, the continued impact of COVID-19 or other outbreaks of contagious diseases on our business, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the Securities and Exchange Commission on August 2, 2022. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset and, as applicable, the one-time settlement payment from Daewoong. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP loss from operations exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) in-process research and development, (iii) one-time settlement payment from Daewoong, (iv) the revaluation of contingent royalty obligations, (v) stock-based compensation expense, and (vi) depreciation and amortization. Beginning in the fourth quarter of 2021, Evolus began excluding product cost of sales from its presentation of non-GAAP operating expenses; prior period amounts have been revised to conform to the current presentation. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the settlement payment from Daewoong, and the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations presented herein to gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin and non-GAAP operating expenses for full year 2022. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin or non-GAAP operating expenses because a reconciliation of such measures to GAAP gross profit margin and GAAP operating expenses, respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking adjusted gross profit margin and non-GAAP operating expenses outlook that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

1 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through September 30, 2022.

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Investor/Media Contact:
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Product revenue, net	$33,215	$26,677	$103,604	$64,314
Service revenue	684	—	1,366	702
Total net revenues	33,899	26,677	104,970	65,016

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	13,490	11,490	42,517	27,700
Settlement payment from Daewoong	—	—	—	(25,500)
Selling, general and administrative	34,794	31,673	105,111	78,801
Research and development	1,376	301	3,394	1,641
In-process research and development	—	—	2,000	—
Revaluation of contingent royalty obligation payable to Evolus Founders	1,216	1,400	3,946	4,049
Depreciation and amortization	920	923	2,695	4,702
Total operating expenses	51,796	45,787	159,663	91,393
Loss from operations	(17,897)	(19,110)	(54,693)	(26,377)
Other income (expense):
Interest income	38	—	42	1
Interest expense	(2,343)	(311)	(6,466)	(1,256)
Loss from extinguishment of debts, net	—	—	—	(968)
Other expense, net	(62)	—	(93)	—
Loss before income taxes:	(20,264)	(19,421)	(61,210)	(28,600)
Income tax expense	12	12	38	33
Net loss	$(20,276)	$(19,433)	$(61,248)	$(28,633)
Other comprehensive gain (loss):
Unrealized loss, net of tax	(203)	—	(368)	—
Comprehensive loss	$(20,479)	$(19,433)	$(61,616)	$(28,633)
Net loss per share, basic and diluted	$(0.36)	$(0.35)	$(1.09)	$(0.60)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	56,177	55,007	55,998	47,818

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	September 30, 2022	December 31, 2021
Cash and cash equivalents	$65,572	$146,256
Accounts receivable, net	20,920	14,657
Inventories	21,565	1,762
Prepaid expenses and other current assets	7,889	16,124
Total current assets	115,946	178,799
Noncurrent assets	76,773	78,684
Total assets	$192,719	$257,483
Accounts payable and accrued expenses	$38,447	$36,084
Accrued litigation settlement	5,000	15,000
Other current liabilities	7,824	6,579
Total current liabilities	51,271	57,663
Accrued litigation settlement	—	5,000
Term loan, net of discount and issuance costs	71,712	71,222
Other noncurrent liabilities	40,516	41,722
Total liabilities	$163,499	$175,607
Total stockholders’ equity	$29,220	$81,876

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2022		2021
Net cash (used in) provided by:
Operating activities	$(76,138)	*	$(24,344)	*
Investing activities	(1,548)		4,420
Financing activities	(2,630)		25,158
Effect of exchange rates on cash	(368)		—
Change in cash and cash equivalents	(80,684)		5,234
Cash and cash equivalents, beginning of period	146,256		102,562
Cash and cash equivalents, end of period	$65,572		$107,796

*includes a settlement payment of $15.0 million to Allergan/Medytox.

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total net revenues	$33,899	$26,677	$104,970	$65,016
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	13,490	11,490	42,517	27,700
Settlement payment from Daewoong	—	—	—	(25,500)
Amortization of distribution right intangible asset	739	739	2,216	2,200
Total cost of sales	14,229	12,229	44,733	4,400
Gross profit	19,670	14,448	60,237	60,616
Gross profit margin	58.0%	54.2%	57.4%	93.2%
Add: Settlement payment from Daewoong	—	—	—	(25,500)
Add: Amortization of distribution right intangible asset	739	739	2,216	2,200
Adjusted gross profit	$20,409	$15,187	$62,453	$37,316
Adjusted gross profit margin	60.2%	56.9%	59.5%	57.4%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2022	2021	2022	2021	2022
GAAP operating expense	$51,796	$45,787	$159,663	$91,393	$58,511
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	13,490	11,490	42,517	27,700	15,819
Settlement payment from Daewoong	—	—	—	(25,500)	—
In-process research and development	—	—	2,000	—	2,000
Revaluation of contingent royalty obligation	1,216	1,400	3,946	4,049	1,414
Stock-based compensation:
Included in selling, general and administrative	2,398	2,399	8,236	6,784	2,924
Included in research and development	85	77	185	143	55
Depreciation and amortization	920	923	2,695	4,702	853
Non-GAAP operating expense	$33,687	$29,498	$100,084	$73,515	$35,446

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP (Loss) from Operations
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2022	2021	2022	2021	2022
GAAP (loss) from operations	$(17,897)	$(19,110)	$(54,693)	$(26,377)	$(21,348)
Adjustments:
Settlement payment from Daewoong	—	—	—	(25,500)	—
Revaluation of contingent royalty obligation	1,216	1,400	3,946	4,049	1,414
In-process research and development	—	—	2,000	—	2,000
Stock-based compensation:
Included in selling, general and administrative	2,398	2,399	8,236	6,784	2,924
Included in research and development	85	77	185	143	55
Depreciation and amortization	920	923	2,695	4,702	853
Non-GAAP (loss) from operations	$(13,278)	$(14,311)	$(37,631)	$(36,199)	$(14,102)